EXHIBIT 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), made and entered into as of June 15, 2010, by and between HERLEY INDUSTRIES, INC., a Delaware corporation, with its principal office located at 3061 Industry Drive, Lancaster, Pennsylvania 17603 (together with its successors and assigns permitted under this Agreement, “Herley”) and JOHN A. THONET (“Thonet”).

WITNESSETH:

WHEREAS, Herley has employed Thonet as its Chairman of the Board; and

WHEREAS, Herley wishes to assure itself of the services of Thonet for the period hereinafter provided, and Thonet is willing to continue to be employed by Herley for said period, upon the terms and conditions provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Herley and Thonet (individually a “Party” and together the “Parties”) agree as follows:

1.	DEFINITIONS.

      (a)   “Beneficiary” shall mean the person or persons named by Thonet pursuant to Section 16 below or, in the event that no such person is named who survives Thonet, his estate.

(b)	“Board” shall mean the Board of Directors of Herley.

(c)	“Cause” shall mean:

(i)
Thonet’s conviction of, or pleading guilty to, a felony or nolo contendere to a charge of any felony or of any lesser crime involving fraud or moral turpitude, excluding DWI (or other similar offense);

(ii)	willful refusal of Thonet to perform his material duties under this Agreement, resulting in material economic harm to Herley, or

(iii)	a material breach by Thonet of the provisions of Section 13 or 14 of this Agreement.

Notwithstanding the foregoing, in no event shall Thonet’s failure to perform his duties under this Agreement due to a mental or physical disability constitute Cause.

For purposes of this Section 1(c), the use of the term “willful” shall not include any action or omission (whether done or omitted by Thonet or a third party) which is beyond Thonet’s control.

Notwithstanding the foregoing, no act or failure to act (to the extent curable) shall constitute Cause unless Herley gives Thonet written notice after becoming aware of the occurrence of the act or failure to act which Herley believes constitutes the basis for Cause, specifying the particular act or failure to act which Herley believes constitutes the basis for Cause.  If Thonet fails to cure such act or failure to act within thirty (30) days after receipt of such notice, Herley shall have the right to terminate Thonet’s employment for Cause.

Further, any act or failure to act based solely upon authority given pursuant to a resolution adopted by the Board or the written advice of counsel for Herley shall be conclusively presumed to be done, or omitted to be done, by Thonet in good faith and in the best interests of Herley and shall not constitute Cause.

(d)           “Change in Control” shall mean the occurrence of any of the following events during the Employment Term:

(i)
 any person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires ownership of stock of Herley that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of Herley; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from Herley, (B) any acquisition by Herley or any Affiliate, or (C) any acquisition by (x) any employee benefit plan (or related trust) intended to be qualified under Section 401(a) of the Code or (y) any trust established in connection with any broad-based employee benefit plan sponsored or maintained, in each case, by Herley or any corporation controlled by Herley;

(ii)
 a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, but excluding any new director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group;

(iii)
any person, or more than one person acting as a group within the meaning of Code Section 409A and the regulations issued thereunder, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of thirty percent (30%) or more of the total voting power of the stock of Herley; or

(iv)	the sale or other disposition of all or substantially all of the assets of Herley, other than to any Subsidiary or any Affiliate.

Notwithstanding the foregoing, a Change of Control shall not include any event, circumstance or transaction that results from any action of any Person, entity or group which includes, is affiliated with or is wholly or partly controlled by one or more executive officers of Herley and in which Thonet participates directly or actively (other than renegotiation of his employment arrangements or in his capacity as an employee of Herley or any successor entity thereto or to the business of Herley).

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)           “Committee” shall mean the Compensation Committee of the Board.

(g)           “Consulting Period” shall mean the period specified in Section 12  below during which Thonet serves as a consultant to Herley.

(h)           “Disability” shall mean the illness or other mental or physical disability of Thonet, as determined by a physician acceptable to Herley and Thonet, resulting in his failure during the Employment Term or the Consulting Period, as the case may be, to (i) perform substantially his applicable material duties under this Agreement for a period of twelve consecutive months and (ii) to return to the performance of his duties within ninety (90) days after receiving written notice of termination.

(i)           “Employment Term” shall mean the period specified in Section 2(b) below.

(j)           “Fiscal Year” shall mean the 52-week period beginning on or about August 1 and ending on or about the next subsequent July 31, or such other 12-month period as may constitute Herley’s fiscal year at any time hereafter.

(k)           “Good Reason” shall mean, at any time during the Employment Term, in each case without Thonet’s prior written consent:

(i)	any reduction in his then current Salary; or

(ii)
Herley’s failure to pay Thonet any amounts otherwise vested and due him hereunder or under any plan or policy of Herley which breach is not cured within thirty (30) days after written notification to Herley of such breach; or

(iii)	diminution of Thonet’s titles, position, authorities or responsibilities, including not serving on the Board; or

(iv)
the failure to appoint Thonet Chairman of the Board or the assignment to Thonet of duties materially incompatible with his title and position as Chairman of the Board or such other position as may be agreed upon in writing between the parties, which failure or assignment is not cured after written notification to Herley of such failure or assignment; or

(v)
the acceptance by the Board of Thonet’s resignation from the Board whenever such resignation has been tendered as required under Herley’s Bylaws after Thonet, as a director nominee in an uncontested election, has received more “withheld” votes than “for” votes;

(vi)	imposition of a requirement that Thonet report other than directly to the full Board; or

(vii)	any material breach of this Agreement by Herley that is not cured within thirty (30) days after written notification by Thonet of such breach; or

(viii)	relocation of Herley’s corporate headquarters to a location more than one hundred twenty (120) miles from Pittstown, New Jersey; or

(ix)	a failure of Herley to have any successor assume in writing the obligations under this Agreement.

(l)           “Retirement” shall mean termination of Thonet’s employment subsequent to the date hereof, other than (i) due to death or Disability, (ii) by Herley for Cause or by Thonet for Good Reason or (iii) by Herley without Cause.

(m)           “Salary” shall mean the annual salary provided for in Section 3 below, as adjusted from time to time.

(n)           “Spouse” shall mean, during the Term of Employment, the woman who as of any relevant date is legally married to Thonet.

(o)           “Subsidiary” shall mean any corporation of which Herley owns, directly or indirectly, more than fifty percent (50%) of its voting stock.

2.	EMPLOYMENT TERM, POSITIONS AND DUTIES.

(a)           Employment of Thonet.  Herley hereby agrees to employ Thonet, and Thonet hereby accepts employment with Herley, in the position and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated. Thonet shall render services to Herley principally from his home office where he has created workspace and his responsibilities do not require regular attendance at any Herley office.

(b)           Employment Term.   Unless earlier terminated under Section 9 hereof, the Employment Term shall commence as of February 1, 2010 (the “Commencement Date”) and shall continue for a three-year period, renewing daily each day so that at all times the remaining Employment Term shall be three years.

(c)   Titles and Duties. Until the date of termination of his employment hereunder, Thonet shall be employed as Chairman of the Board, reporting to the full Board. Thonet shall have customary powers, responsibilities and authorities of chairman of corporations of the size, type and nature of Herley including, without limitation, authority, in conjunction with the Board as appropriate, to hire and terminate other employees of Herley and to engage outside legal counsel and consultants. During the Employment Term, Herley shall use its best efforts to secure the election of Thonet to the Board and to the chairmanship thereof. During the Employment Term, if the Board forms an executive committee or similar committee, Thonet shall serve thereon.  As Chairman of the Board, Thonet shall, among other things, organize and lead the Board of Directors and guide the Board in its efforts to develop and implement effective strategies for protecting and enhancing the value and values of the corporation; for avoiding and resolving litigation matters; for identifying and evaluating opportunities for mergers and acquisitions or sale of the corporation; for effectively communicating with the public, for assuring shareholder centricity, for ensuring compliance with all applicable SEC regulations and all required State and Federal regulations, and, together with Herley’s CEO and CFO, for exercising oversight of Herley’s operations, its accounting function, and its commercial and investment banking relationships.

(d)           Time and Effort.

(i)           Thonet agrees to devote his reasonable best efforts and abilities, and substantially his full working time and attention, to the affairs of Herley in order to carry out his duties and responsibilities under this Agreement.

(ii)           Notwithstanding the foregoing, nothing shall preclude Thonet from (A) serving on the boards of a reasonable number of trade associations, charitable organizations and/or businesses not in competition with Herley, (B) engaging in charitable activities and community affairs and (C) managing his personal investments and affairs; (D) continuing to conduct limited business related to Thonet Associates, Inc. related to fulfillment of responsibilities pertaining to previous business contracts and assignments related to that business; provided, however, that, such activities do not interfere with the proper performance of his duties and responsibilities specified in Section 2 (c) above.

3.	BASE SALARY.

(a)  Initial Salary. Thonet shall receive from Herley a base salary (“Salary”), payable in accordance with the regular payroll practices of Herley, in the amount of $475,000 per year.

(b)  Cost-of-Living Increase. During the Employment Term Thonet’s Salary shall be increased annually by an amount equal to the change in the cost of living index since the prior annual adjustment, as reported in the “Consumer Price Index, New York and Northeastern New Jersey, All Items, Series ID CUURA101SA0” published by the United States Department of Labor, Bureau of Labor Statistics (or, if such index is no longer published, a successor or comparable index that is published), using February 1, 2010 as the base year of computation. Such amount shall be calculated and paid to Thonet in a single sum on or before the first day of the second month following the applicable year, and thereafter his Salary shall be adjusted to include the amount of any such increase. The first calculation and payment shall be made with respect to the one-year period ending on February 1, 2011.  If Thonet’s employment shall terminate during any such one-year period, the cost-of-living increase provided in this Section 3(b) shall be prorated accordingly.

(c)  Salary Increase. Any amount to which Thonet’s Salary is increased, as provided in Section 2(b) above or otherwise, shall not thereafter be reduced without his consent, and the term “Salary” as used in this Agreement shall refer to his Salary as thus increased.

4.           ANNUAL BONUS.

Thonet shall be eligible to receive an annual bonus for the Fiscal Year ending on or about July 31, 2010 and each Fiscal Year thereafter during the Employment Term.  The amount and the occasion for payment of such bonus, if any, shall be determined by the Committee in its sole discretion.

5.           LONG-TERM INCENTIVE.

During the Employment Term, Thonet shall be eligible to participate in any long-term incentive compensation plan established by Herley for the benefit of Thonet or, in the absence thereof, under any such plan that may be established for the benefit of members of the senior management of Herley.

6.           EQUITY GRANTS.

Thonet is hereby granted 100,000 shares of Herley’s stock vesting over five (5) years with 20,000 shares vesting on February 1st of each year beginning on February 1, 2011, but shall also vest in full (as of the date of termination) if Herley terminates Thonet’s employment without Cause or Thonet terminates his employment for Good Reason.  In addition, Thonet shall be eligible to receive grants of options to purchase shares of Herley’s stock and awards of shares of Herley’s stock, either or both, as determined by the Committee in its discretion, under and in accordance with the terms of applicable plans of Herley and related option and award agreements.

7.           EXPENSE REIMBURSEMENT; CERTAIN OTHER COSTS.

During the Employment Term and any Consulting Period, Thonet shall be entitled to prompt reimbursement by Herley for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement.  In addition, Thonet shall be entitled to payment by Herley of all reasonable costs and expenses, including attorneys’ and consultants’ fees and disbursements, incurred by him in connection with adoption of this Agreement and any related compensatory arrangements that Herley adopts solely for his benefit.

8.           EMPLOYEE BENEFIT PLANS.

(a)           General.  During the Employment Term, Thonet shall be entitled to participate in all employee benefit plans and programs made available to Herley’s senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit-sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance, dental insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), holidays, vacation (not less than six weeks in any calendar year) and any other employee benefit plans or programs that may be sponsored by Herley from time to time, including plans that supplement the above-listed types of plans, whether funded or unfunded.  Unused vacation will be lost at the end of the calendar year and cannot be rolled over into the next year.

(b)           Medical Care Reimbursement and Insurance.

(i)  During the Employment Term and Consulting Period and until Thonet’s termination for any reason, Herley shall reimburse Thonet for one hundred percent (100%) of any medical expenses incurred by him or his Spouse that are not reimbursed by insurance or otherwise offset by any amounts that are reimbursable by Medicare if Thonet and his Spouse, when eligible, elect to be covered by Medicare, and Herley shall provide Thonet and his Spouse with life insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance and dental insurance in accordance with the most favorable plans, policies, programs and practices of Herley made available generally to other senior executive officers of Herley and its Subsidiaries as in effect from time to time or such other comparable plans commercially available.

(ii) Herley agrees that pursuant to Sections 9(a), 9(f) and 9(g) below, Thonet and his Spouse are entitled, during Thonet’s lifetime, to coverage under Herley’s plans, policies, programs and practices described in Section 8(b)(i) above.  In such event,  Herley acknowledges that its obligations to provide such lifetime benefits are irrevocable and shall continue for Thonet’s lifetime notwithstanding any contrary caselaw.  Notwithstanding anything to the contrary contained herein, in the event Thonet and/or his Spouse is/are not eligible for such coverage (for whatever reason and at any point in time) under such plans, policies, programs and practices of Herley, Thonet may independently obtain comparable coverage and Herley shall pay one hundred percent (100%) of premiums for any such comparable coverage.  For purposes of this Section 8(b)(ii) in no way shall comparable coverage be of a lesser quality than those favorable plans, policies, programs and practices of Herley made available to other senior executive officers of Herley and its Subsidiaries as in effect at such time comparable coverage is obtained, or in the event of termination of Thonet’s employment, as in effect as of the date of termination.

9.           TERMINATION OF EMPLOYMENT.

(a)           Voluntary Termination and Termination by Mutual Agreement.  Thonet may terminate his employment voluntarily at any time, on ninety (90) days prior written notice, during the Employment Term.  If he does so, except for Good Reason, he shall be entitled to receive only the compensation and benefits specified in Section 9(b) plus, if the voluntary termination occurs after December 31, 2014, Thonet and his Spouse shall be entitled, during Thonet’s lifetime, to continued coverage under Herley’s plans, policies, programs and practices described in Section 8(b)(i) above, subject to the provisions of Section 8(b)(ii) above.  In the event Thonet terminates his employment voluntarily, Thonet shall (in addition to the compensation and benefits specified above) become a consultant to Herley in accordance with the terms of Section 12.  Notwithstanding anything contrary contained herein, Thonet’s resignation shall not be considered voluntary if it is tendered as required under Herley’s Bylaws after Thonet, as a director nominee in an uncontested election, has received more “withheld” votes than “for” votes.  The Parties may terminate this Agreement by mutual written agreement at any time.  If they do so, Thonet’s entitlements shall be as the Parties mutually agree.

(b)           General.  Notwithstanding anything to the contrary herein, in the event of termination of Thonet’s employment under this Agreement, he or his Beneficiary, as the case may be, shall be entitled to receive (in addition to payments and benefits under, and except as specifically provided in, subsections (c) through (g) below, as applicable):

(i)	his Salary through the date of termination;

(ii)	accrued vacation (for purposes of this subparagraph (ii), accrued vacation shall mean the total unused vacation days available to Thonet for the current year);

(iii)	any annual or special bonus awarded but not yet paid to him;

(iv)
any other compensation or benefits including, without limitation, long-term incentive compensation described in Section 5 above and benefits under equity grants and awards described in Section 6 above that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant or award; and

(v)	reimbursement in accordance with Sections 7 and 8 above of any business and medical expenses incurred by Thonet or his Spouse, as applicable, through the date of termination but not yet paid to him.

(c)           Termination due to Death.  In the event that Thonet’s employment is terminated due to his death, his Beneficiary shall be entitled, in addition to the compensation and benefits specified in Section 9(b), to receive Thonet’s Salary payable for the remainder of the Employment Term at the rate in effect immediately before such termination, offset by any life insurance payable to Thonet’s beneficiaries from life insurance policies that Herley may have elected to provide for Thonet.

(d)           Termination due to Disability.  In the event of Disability, Herley or Thonet may terminate Thonet’s employment.  If Thonet’s employment is terminated due to Disability, he shall be entitled, in addition to the compensation and benefits specified in Section 9(b), to his Salary payable for the remainder of the Employment Term at the rate in effect immediately before such termination, offset by any disability insurance payments payable to Thonet from long-term disability insurance policies that Herley may have elected to provide for him.

(e)           Termination by Herley for Cause.   Herley may terminate Thonet for Cause. In the event that Thonet’s employment is terminated for Cause, he shall be entitled only to the compensation and benefits specified in Section 9(b).

(f)           Termination by Herley Without Cause or by Thonet for Good Reason.  Herley may terminate Thonet’s employment hereunder without Cause and Thonet may terminate his employment hereunder for Good Reason.  Herley shall provide Thonet fifteen (15) days prior written notice of termination by it without Cause, and Thonet shall provide Herley fifteen (15) days prior written notice of his termination for Good Reason. If, during the Employment Term, Herley terminates Thonet’s employment without Cause or Thonet terminates his employment for Good Reason, he shall be entitled, in addition to the compensation and benefits specified in Section  9(b), to receive, subject to the execution and non-revocation of a full release waiving any and all claims related to Thonet’s employment with Herley:

(i)
a lump sum payment, as soon as administratively feasible following such termination, but in any event within thirty (30) days thereafter, equal to the Salary payable to him under the remainder of the Employment Term at the rate in effect immediately before such termination; and

(ii)
a lump sum payment, as soon as administratively feasible following such termination, but in any event within thirty (30) days thereafter, equal to the annual bonuses for the remainder of the Employment Term (including a prorated bonus for any partial Fiscal Year) determined by taking the average of the annual bonuses awarded to him for the previous Fiscal Years in which he was employed preceding the Fiscal Year of termination; and

(iii)
continued coverage for Thonet and his Spouse for the remainder of Thonet’s lifetime under Herley’s plans, policies, programs and practices described in Section 8(b)(i) above, subject to the provisions of Section 8(b)(ii) above; and

(iv)
continued participation in all employee benefit plans or programs available to Herley employees generally in which Thonet was participating on the date of termination of his employment until the end of the Employment Term, provided however, that if Thonet is precluded from continuing his participation in any employee benefit plan or program as provided in this clause (iv), he shall be entitled to the after-tax economic equivalent of the benefits under the plan or program in which he is unable to participate until the end of the Employment Term, and the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that Thonet would incur in obtaining such benefit on an individual basis; and

(v)	other benefits in accordance with applicable plans and programs of Herley until the end of the Employment Term.

Prior written consent by Thonet to any of the events described in Section 1(k) above shall be deemed a waiver by him of his right to terminate for Good Reason under Section 9(f) solely by reason of the events set forth in such waiver.

(g)           Change in Control. Notwithstanding anything to the contrary in this Section 9 if Thonet’s employment is terminated by Herley without Cause or by Thonet for Good Reason within the two-year period following a Change in Control, Thonet shall be entitled to compensation and benefits in accordance with the provisions of Section 9(f).

(h)           Specified Employee.  Notwithstanding any other provision of this Agreement, if (i) Thonet is to receive payments or benefits under Section 9 by reason of his separation from service (as such term is defined in Section 409A of the Code) other than as a result of his death, (ii) Thonet is a “specified employee” within the meaning of Code Section 409A for the period in which the payment or benefits would otherwise commence, and/or (iii) such payment or benefit would otherwise subject Thonet to any tax, interest or penalty imposed under Section 409A of the Code (or any regulation promulgated thereunder) if the payment or benefit would commence within six months of a termination of Thonet’s employment, then such payment or benefit required under Section 9 shall not commence until the first day which is at least six months and one day after the termination of Thonet’s employment.  Each severance installment contemplated under this Section 9 shall be treated as a separate payment in a series of separate payments under Treasury Regulation Section 1.409A-2(b)(2)(iii).  Such payments or benefits, together with simple interest calculated at one month LIBOR as of the date of such separation from service, which would otherwise have been required to be made over such six month period, shall be paid to Thonet in one lump sum payment or otherwise provided to Thonet as soon as administratively feasible after the first day which is at least six months after the termination of Thonet’s employment.  Thereafter, the payments and benefits shall continue, if applicable, for the relevant period set forth above.  For purposes of this Agreement, all references to “termination of employment” and other similar language shall be deemed to refer to Thonet’s “separation from service” as defined in Treasury Regulation Section 1.409A-1(h), including, without limitation, the default presumptions thereof.

(i)           Vesting of Equity Upon Certain Terminations.   If, during the Employment Term, Herley terminates Thonet’s employment without Cause or Thonet terminates his employment for Good Reason, in either such case, all unvested options, unvested grants of shares (including, but not limited to any of the unvested Herley shares granted to Thonet pursuant to Section 6) shall vest in full as of the date of termination.

(j)           Certain Section 409A Payments.  Herley shall indemnify Thonet if Thonet incurs interest or additional tax payable under Section 409A(a)(1)(B) of the Code (or any corresponding provision of any later tax law) with respect to any payments made or to be made under this Agreement that occur as a result of (1) Herley’s clerical error, (2) Herley’s failure to administer this Agreement in accordance with its written terms, or (3) Herley’s failure to maintain this Agreement in compliance with Section 409A of the Code.  Herley shall make an additional payment to Thonet (the “Gross-Up Payment”), such that the net amount he retains, after paying any federal, state or local income tax or FICA tax on the Gross-Up Payment, shall be equal to the indemnity amount set forth above.

(k)           Miscellaneous.  Compensation and benefits provided in this Section 9 are in lieu of any payments or other benefits under any severance program or policy of Herley to which Thonet would otherwise be entitled.  For the avoidance of doubt, if applicable, Thonet shall only be entitled to receive the payments and benefits provided under Section 9(f) or 9(g), whichever is applicable, but not under both such sections.

10.           NO DUTY TO MITIGATE.

In the event of termination of employment under Sections 9(d), 9(f) or 9(g), Thonet shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payment hereunder be subject to offset in the event Thonet does receive compensation for services from any other source.

11.	PARACHUTES.

Upon a Change in Control during the Employment Term, notwithstanding any other provisions of this Agreement to the contrary, in the event that any payments or benefits received or to be received by Thonet in connection with his employment with Herley (or termination thereof) would subject Thonet to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), and if the net-after tax amount (taking into account all applicable taxes payable by Thonet, including any Excise Tax) that Thonet would receive with respect to such payments or benefits does not exceed the net-after tax amount Thonet would receive if the amount of such payment and benefits were reduced to the maximum amount which could otherwise be payable to Thonet without the imposition of the Excise Tax, then, to the extent necessary to eliminate the imposition of the Excise Tax, (a) such cash payments and benefits shall first be reduced (if necessary, to zero) and (b) all other non-cash payments and benefits shall next be reduced.

             12.           CONSULTING PERIOD.

(a)           General.  Effective upon the end of the Employment Term (but only if the Employment Term ends by reason of termination of Thonet’s employment (i) by mutual agreement, or (ii) by Retirement (including, but not limited to Thonet’s voluntary termination of his employment under Section 9(a)), Thonet shall become a consultant to Herley, in recognition of the continued value to Herley of his extensive knowledge and expertise.  Unless earlier terminated, as provided in Section 12(e), the Consulting Period shall continue for three years.

(b)           Duties and Extent of Services.

(i)
During the Consulting Period, Thonet shall consult with Herley and its senior executive officers regarding Herley’s businesses and operations.  Such consulting services shall not require more than sixty (60) days in any calendar year, nor more than three days in any week, it being understood and agreed that during the Consulting Period Thonet shall have the right, consistent with the prohibitions of Sections 13 and 14 below, to engage in full-time or part-time employment with any business enterprise that is not a competitor of Herley.

(ii)	Thonet’s service as a consultant shall be rendered principally from his home office, wherever maintained, and his responsibilities would not require regular attendance at any Herley office.

(iii)	During the Consulting Period, Thonet shall not be obligated to serve as a member of the Board or to occupy any office on behalf of Herley or any of its Subsidiaries.

(c)           Compensation. During the Consulting Period, Thonet shall receive from Herley each year an amount equivalent to fifty percent (50%) of his Salary at the end of the Employment Term, payable and subject to annual increase as provided in Section 3 above.

(d)           Disability.  In the event of Disability during the Consulting Period, Herley or Thonet may terminate Thonet’s consulting services.  If Thonet’s consulting services are terminated due to Disability, he shall be entitled to compensation, in accordance with Section 12(c), for the remainder of the Consulting Period, offset by any disability insurance payments payable to Thonet from long-term disability insurance policies that Herley may have elected to provide for him.

(e)           Termination.  The Consulting Period shall terminate after three years or, if earlier, upon Thonet’s death or upon his failure to perform consulting services as provided in Section 12(b), pursuant to thirty (30) days’ written notice by Herley to Thonet of the grounds constituting such failure and reasonable opportunity afforded Thonet to cure the alleged failure.  Upon any such termination, payment of consulting fees and benefits (with the exception of lifetime medical benefits under Section 8(b) above) shall cease.

(f)           Other.  During the Consulting Period, Thonet shall be entitled to expense reimbursement (including secretarial, telephone and similar support services) and  medical benefits, pursuant to the terms of Sections 7 and 8(b)(i), respectively.

13.           CONFIDENTIAL INFORMATION.

(a)           General.

(i)           Thonet understands and hereby acknowledges that as a result of his employment with Herley he will necessarily become informed of and have access to certain valuable and confidential information of Herley and any of its Subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, computer software and programs, know-how and plans (“Confidential Information”), and that any such Confidential Information, even though it may be developed or otherwise acquired by Thonet, is the exclusive property of Herley to be held by him in trust solely for Herley’s benefit.

(ii)           Accordingly, Thonet hereby agrees that, during the Employment Term and the Consulting Period and subsequent to both, he shall not, and shall not cause others to, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity any Confidential Information without prior written consent of the Board, except to (A) responsible officers and employees of Herley or (B) responsible persons who are in a contractual or fiduciary relationship with Herley or who need such information for purposes in the interest of Herley.  Notwithstanding, the foregoing, the prohibitions of this clause (ii) shall not apply to any Confidential Information that becomes of general public or industry knowledge other than from Thonet or is required to be divulged by court order or administrative process.

(b)           Return of Documents.  Upon termination of his Employment Term with Herley for any reason or, if applicable, upon expiration of the Consulting Period, Thonet shall promptly deliver to Herley all plans, drawings, manuals, letters, notes, notebooks, reports, computer programs and copies thereof and all other materials, including without limitation those of a secret or confidential nature, relating to Herley’s business that are then in his possession or control.

(c)           Remedies and Sanctions.  In the event that Thonet is found to be in violation of Section 13(a) or (b) above, Herley shall be entitled to relief as provided in Section 15 below.

14.           NON-COMPETITION/NON-SOLICITATION.

(a)           Prohibitions.  During the Employment Term and the Consulting Period and for a period of twenty-four (24) months thereafter, Thonet shall not, without prior written authorization of the Board, directly or indirectly, through any other individual or entity:

(i)	become on officer or employee of, or render any service to, any direct competitor of Herley;

(ii)	solicit or induce any customer of Herley to cease purchasing goods or services from Herley or to become a customer of any competitor of Herley; or

(iii)	solicit or induce any employee of Herley to become employed by any competitor of Herley.

(b)           Remedies and Sanctions.   In the event that Thonet is found to be in violation of Section 14(a) above, Herley shall be entitled to relief as provided in Section 15 below.

(c)           Exceptions.  Notwithstanding anything to the contrary in Section 14(a) above, its provisions shall not:

(i)	apply if Herley terminates Thonet’s employment without Cause or Thonet terminates his employment for Good Reason, each as provided in Section 9(f) above; or

(ii)	be construed as preventing Thonet from investing his assets in any business that is not a direct competitor of Herley.

15.           REMEDIES/SANCTIONS.

Thonet acknowledges that the services he is to render under this Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage may result to Herley in the event of any breach of this Agreement or default by Thonet.  Because of the unique nature of the Confidential Information and the importance of the prohibitions against competition and solicitation, Thonet further acknowledges and agrees that Herley will suffer irreparable harm if he fails to comply with his obligations under Section 13(a) or (b) above or Section 14(a) above and that monetary damages would be inadequate to compensate Herley for any such breach.  Accordingly, Thonet agrees that, in addition to any other remedies available to either Party at law, in equity or otherwise, Herley will be entitled to seek injunctive relief or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement.

16.           BENEFICIARIES/REFERENCES.

Thonet shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving Herley written notice thereof.  In the event of Thonet’s death, or of a judicial determination of his incompetence, reference in this Agreement to Thonet shall be deemed to refer, as appropriate, to his beneficiary, estate or other legal representative.

17.           WITHHOLDING TAXES.

All payments to Thonet or his Beneficiary under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law.

18.           INDEMNIFICATION AND LIABILITY INSURANCE.

Nothing herein is intended to limit Herley’s indemnification of Thonet, and Herley shall indemnify him to the fullest extent permitted by applicable law consistent with Herley’s Certificate of Incorporation and By-Laws as in effect at the beginning of the Employment Term, with respect to any action or failure to act on his part while he is an officer, director or employee of Herley or any Subsidiary.  Herley shall cause Thonet to be covered at all times by directors’ and officers’ liability insurance on terms no less favorable than the directors’ and officers’ liability insurance maintained by Herley for other directors.  Herley shall continue to indemnify Thonet as provided above and maintain such liability insurance coverage for him after the Employment Term and, if applicable, the Consulting Period, for any claims that may be made against him with respect to his service as a director or officer of Herley or a consultant to Herley.

19.           EFFECT OF AGREEMENT ON OTHER BENEFITS.

The existence of this Agreement shall not prohibit or restrict Thonet’s eligibility to participate fully in compensation, employee benefit and other plans, programs and practices of Herley in which senior executives are eligible to participate.

20.           ASSIGNABILITY; BINDING NATURE.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Thonet) and assigns.  No rights or obligations of Herley under this Agreement may be assigned or transferred by Herley except pursuant to (a) a merger or consolidation in which Herley is not the continuing entity or (b) sale or liquidation of all or substantially all of the assets of Herley, provided that the surviving entity or assignee or transferee is the successor to all or substantially all of the assets of Herley and such surviving entity or assignee or transferee assumes the liabilities, obligations and duties of Herley under this Agreement, either contractually or as a matter of law.

Herley further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall use reasonable commercial efforts to have such assignee or transferee expressly agree to assume the liabilities, obligations and duties of Herley hereunder; provided, however, that notwithstanding such assumption, Herley shall remain liable and responsible for fulfillment of the terms and conditions of this Agreement; and provided, further, that in no event shall such assignment and assumption of this Agreement adversely affect Thonet’s rights upon a Change in Control, as provided in Section 9(g) above.  No rights or obligations of Thonet under this Agreement may be assigned or transferred by him.

21.           REPRESENTATIONS.

The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization.  Herley represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

22.           ENTIRE AGREEMENT.

Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof.

23.           AMENDMENT OR WAIVER.

No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Thonet and an authorized officer of Herley.  No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.  Any waiver must be in writing and signed by the Party to be charged with the waiver.  No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

24.           SEVERABILITY.

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

25.           SURVIVAL.

The respective rights and obligations of the Parties under Sections 9, 10, 11, 13, 14, 15, 17 and 18 of this Agreement shall survive any termination of Thonet’s employment with Herley.

26.           GOVERNING LAW/JURISDICTION.

This Agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, without reference to principles of conflict of laws.

27.           COSTS OF DISPUTES.

Herley shall pay, at least monthly, all costs and expenses, including attorneys’ fees and disbursements, of Thonet in connection with any proceeding, whether or not instituted by Herley or Thonet, relating to any provision of this Agreement, including but not limited to the interpretation, enforcement or reasonableness thereof.  Pending the outcome of any proceeding, Herley shall pay Thonet all amounts due to him without regard to the dispute; provided, however, that if Herley shall be the prevailing party in such a proceeding, Thonet shall promptly repay all amounts that he received during pendency of the proceeding (other than amounts received pursuant to this Section 27).

28.           NOTICES.

Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of.

If to Herley or the Board:
Herley Industries, Inc.
3061 Industry Drive
Lancaster, Pennsylvania  17603
Fax No.  717-397-9503
Margaret Guzzetti
Secretary

If to Thonet:
At his residence address as reflected from time to time in Herley’s payroll records.

With a copy to:
Laurence Keiser, Esq.
Stern Keiser & Panken, LLP
1025 Westchester Avenue, Suite 305
White Plains, NY 10604
Fax No. 914-428-3199

29.           HEADINGS.

The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

30.           COUNTERPARTS.

This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

HERLEY INDUSTRIES, INC.

By:_________________________________
Carlos Campbell,
Chairman, Compensation Committee

By:_________________________________
Anello C. Garefino,
Chief Financial Officer

EMPLOYEE

________________________________
John A. Thonet

#553474.7  (02085.071)